SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 23, 2017
__________________________________
NETFLIX, INC.
(Exact name of registrant as specified in its charter)
__________________________________

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Winchester Circle
Los Gatos, CA
95032
(Address of principal executive offices)
(Zip Code)
(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
__________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2017, Netflix, Inc. (“Netflix”) filed a Form 8-K disclosing the resignation of Neil Hunt, Chief Product Officer, in July 2017. At that time, Netflix also announced that Mr. Hunt would be succeeded by Greg Peters. Mr. Hunt resigned effective June 23, 2017.

In recognition of Mr. Peters's new role, his compensation (as described more fully in the Company's proxy statement filed with the Securities and Exchange Commission on April 24, 2017) increased as follows (all amounts on an annualized basis and to be pro rated for the remainder of the year):

	Annual Salary	Annual Stock Option Allowance	Estimated Target Bonus
Greg Peters	$1,000,000	$3,400,000	$4,000,000

In connection with his departure from Netflix, Mr. Hunt entered into Netflix's standard form of release agreement with Netflix which includes customary confidentiality and release provisions and received a lump sum cash payment equal to $6,457,500.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: June 29, 2017

/s/ David Hyman
David Hyman
General Counsel